INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into on this ___ day of ________, 2004, between FORT PITT CAPITAL FUNDS (the "Trust"), a Delaware statutory trust, and FORT PITT CAPITAL GROUP, INC. (the "Adviser"), a Pennsylvania corporation registered under the Investment Advisers Act of 1940 (the "Advisers Act").

                                   WITNESSETH:

     WHEREAS,   the  Trust  is  registered  with  the  Securities  and  Exchange
Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Trust desires to retain the Adviser to furnish certain investment advisory services, as described herein, with respect to certain of the series of the Trust, all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"), which may be amended from time to time; and

     WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the Trust and the Adviser do mutually agree and promise as follows:

     1. Appointment as Adviser. The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the terms and conditions set forth in the Agreement. The Adviser hereby accepts such appointment and agrees to furnish the services hereinafter described for the compensation provided for in this Agreement.

     2. Duties of Adviser.

          (a) Investment Management Services. (1) Subject to the supervision of the Trust's Board of Trustees (and except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the Securities and Exchange Commission or by rule or regulation), the Adviser will provide, or arrange for the provision of a continuous investment program and overall investment strategies for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in each Fund. The Adviser will determine, or arrange for others to determine, from time to time what securities and other investments will be purchased, retained or sold by each Fund and will implement, or arrange for others to implement, such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio transactions with or through such brokers or dealers as may be so selected. The Adviser will provide, or arrange for the provision of, the services under this Agreement in accordance with the stated investment policies and restrictions of each Fund as set forth in that Fund's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Trust's Board of Trustees.

          (2) Subject to the provisions of this Agreement and the 1940 Act and any exemptions thereto, the Adviser is authorized to appoint one or more qualified subadvisers (each a "Subadviser') to provide each Fund with certain services required by this Agreement. Each Subadviser shall have such investment discretion and shall make all determinations with respect to the investment of a Fund's assets as shall be assigned to that Subadviser by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be necessary to implement its decisions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

          (3) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of a Fund's assets; (ii) determine the allocation of assets among the Subadvisers, if any; and (iii) have full investment discretion to make all determinations with respect to the investment of Fund assets not otherwise assigned to a Subadviser.

          (4) The Adviser shall research and evaluate each Subadviser, if any, including (i) performing initial due diligence on prospective Subadvisers and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers; and (iii) recommending to the Trust's Board of Trustees whether a Subadviser's contract should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

          (5) The Adviser shall provide to the Trust's Board of Trustees such periodic reports concerning a Fund's business and investments as the Board of Trustees shall reasonably request.

          (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Adviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received from the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

          The Adviser acknowledges and agrees that subject to the supervision and directions of the Trust's Board of Trustees, it shall be solely responsible for compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, except that each Subadviser shall have liability in connection with information furnished by the Subadviser to a Fund or to the Adviser.

          (c) Consistent Standards. It is recognized that the Adviser will perform various investment management and administrative services for entities other than the Trust and the Funds; in connection with providing such services, the Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Adviser exercises in performing similar services with respect to the other fiduciary accounts for which the Adviser has investment responsibilities.

          (d) Brokerage. The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees, to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of assets not allocated to a Subadviser, with or through, such persons, brokers or dealers ("brokers") as Adviser may select and negotiate commissions to be paid on such transactions. In the selection of such brokers and the placing of such orders, the Adviser shall seek to obtain for a Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Adviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

          It is recognized that the services provided by such brokers may be useful to the Adviser in connection with the Adviser's services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocations of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients.

          (e) Securities Transactions. The Adviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund; provided, however, the Adviser may purchase securities or other instruments from or sell securities or other instruments to a Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder or any exemption therefrom.

          The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Trust's and its Code of Ethics, as the same may be amended from time.

          (f) Books and Records. In accordance with the 1940 Act and the rules and regulations promulgated thereunder, the Adviser shall maintain separate books and detailed records of all matters pertaining to the Funds and the Trust (the "Fund's Books and Records"), including, without limitation, a daily ledger of such assets and liabilities relating thereto and brokerage and other records of all securities transactions. The Adviser acknowledges that the Fund's Books and Records are property of the Trust. In addition, the Fund's Books and Records shall be available to the Trust at any time upon request and shall be available for telecopying without delay to the Trust during any day that the Funds are open for business.

     3. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for a Fund. The Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist in the execution of its duties under this Agreement.

     It is understood that the Trust will pay all of it own expenses including, without limitation, (1) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other assets, (2) all charges and expenses paid to an administrator appointed by the Trust to provide administrative or compliance services, (3) the charges and expenses of any transfer agents and registrars appointed by the Trust, (4) the charges and expenses of independent certified public accountants and of general ledger accounting and internal reporting services for the Trust, (5) the charges and expenses of dividend and capital gain distributions, (6) the compensation and expenses of the officers and Trustees of the Trust who are not "interested persons" of the Adviser, (7) brokerage commissions and issue and transfer taxes chargeable to the Trust in connection with securities transactions to which the Trust is a party, (8) all taxes and fees payable by the Trust to Federal, State or other governmental agencies; (9) the cost of stock certificates, if any, representing shares of the Trust, (10) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses and reports to shareholders, (11) charges and expenses of legal counsel for the Trust in connection with legal matters relating to the Trust, including without limitation, legal services rendered in connection with the Trust's existence, financial structure and relations with its shareholders, (12) insurance and bonding premiums, (13) association membership dues, (14) bookkeeping and the costs of calculating the net asset value of shares of the Trust's Funds, and
(15) expenses relating to the issuance, registration and qualification of the Trust's shares.

     4. Compensation. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Adviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's average daily net assets.

     The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the Shares as described in each Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which the Agreement is in effect.

     5. Representations and Warranties of Adviser. The Adviser represents and warrants to the Trust as follows:

          (a) The Adviser is registered as an investment adviser under the Advisers Act;

          (b) The Adviser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders and/or directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments biding upon the Adviser; and

          (d) The Form ADV of the Adviser previously provided to the Trust is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     6. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser pursuant to Section 5 shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     7. Liability and Indemnifications.

          (a) Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser shall not be subject to any liability to a Fund or the Trust, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; provided, however, that nothing herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

          (b) Indemnification. The Adviser shall indemnify the Trust and its officers and trustees, for any liability and expenses, including attorneys fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

     8. Duration and Termination.

          (a) Duration. Unless sooner terminated, this Agreement shall continue until _________, ____, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or the vote of the lesser of (a) 67% of the shares of a Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

          (b) Termination. Notwithstanding whatever may be provided herein to the contrary, the Agreement may be terminated any time, without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of a Fund, or by the Adviser, in each case, on not less than sixty (60) days' written notice to the other party.

     This  Agreement  shall not be assigned (as such term is defined in the 1940
Act) and shall terminate automatically in the event of its assignment.

     9. Services Not Exclusive; License.

          (a) Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. It is understood that the action taken by the Adviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to other clients of the Adviser, and that a transaction in a specific security may not be accomplished for all clients of the Adviser at the same time or at the same price.

          (b) Grant. The parties acknowledge that the Adviser owns all right, title and interest in and to the service marks and any United States service mark registrations and/or applications therefor identified in Exhibit B (collectively, the "Marks"). The Adviser hereby grants to the Trust a worldwide, revocable, non-exclusive, royalty free license to use the Marks during the term of this Agreement in connection with the investment advisory services provided to the Trust under this Agreement (the "Services").

          (c) Registrations. The Adviser agrees to secure and maintain appropriate state or federal trademark registrations for the Marks, including without limitation those listed in Exhibit B. The Trust agrees to cooperate in the filing of any affidavits and applications by providing proof of use of the Marks upon the Adviser's reasonable request.

          (d) Quality of Services. The Trust agrees that the Services will not be of lesser quality than the quality of comparable services being sold by the Adviser, or its predecessor in interest, under the Marks at the time of the execution of this Agreement. The Trust agrees that the Adviser shall have the right to check the quality of the Services, and for that purpose, the Adviser shall have access to the Trust's premises at reasonable times during regular business hours. The Trust agrees to provide the Adviser with samples of brochures, advertising, or other materials bearing one or more of the Marks that are used in connection with the sale of Services.

          (e) Use of the Marks. The Trust agrees that it shall use the Marks only in such forms and manners as may be approved by the Adviser, which approval shall not be unreasonably withheld. Any sample or example of art work submitted to the Adviser hereunder which has not been disapproved within twenty (20) days after submission thereof shall be deemed to have been approved. All advertising, promotion and other use of the Marks will be in good taste and in such manner as will maintain and enhance the value of the Marks and the Adviser's reputation, as all goodwill and use of the Marks by the Trust will inure to the benefit of the Adviser. The Trust agrees to change any use of the Marks or any proposed use of the Marks to which the Adviser may have reasonable objection.

          (f) Suspected Infringement. The Trust shall immediately notify the Adviser of any unauthorized use and/or suspected infringement of the Marks of which it is or becomes aware. Such notification shall include, without limitation, immediately forwarding to the Adviser any and all documents relating to any such unauthorized use or suspected infringement and providing the Adviser with any and all facts and circumstances relating to such unauthorized use or suspected infringement.

          (g) Right to Sue. The Adviser shall have the primary, and in the first instance sole, right to institute a suit for infringement, unfair competition, or other action with respect to any unauthorized use or suspected infringement. The Adviser shall have the sole discretion to determine how to handle or otherwise deal with any suspected infringement or unauthorized use of the Marks, including the right to settle or otherwise compromise any dispute or suit, and shall promptly notify the Trust of its decision. The Adviser shall have no duty to initiate such litigation if in its sole judgment such litigation is not warranted or is not in its best interests. The Trust may join and be represented in, at its own expense by its own counsel, any proceeding relating to any unauthorized use or suspected infringement to protect its own interests. The Trust agrees that it shall, at all times, reasonably cooperate with the Adviser and its counsel, in all respects, with respect to any unauthorized use or suspected or alleged infringements at the Adviser's expense, including, but not limited to, having the Trust's principals, trustees, directors, employees, officers, and/or agents testify and making available any records, papers, information, specimens, and the like when requested by the Adviser. Any damages and/or recovery received pursuant to such litigation or settlements or compromises shall be the sole and exclusive property of the Adviser. If the Adviser decides in its discretion not to take any action with respect to an unauthorized use or suspected infringement, then the Trust may, at its own option and sole expense, take such action on its own behalf as it deems appropriate and any damages, recovery, settlement, or compromise obtained thereby shall be for the account of the Trust.

          (h) Termination of License. The license granted in this Section 9 shall automatically terminate upon termination or expiration of this Agreement. The Adviser may terminate the license granted in this Section 9 upon thirty (30) days written notice to the Trust of the occurrence of any of the following: (i) the failure of the Trust to use the Marks for a continuous period of one year or more; (ii) the failure of the Trust to comply with any of its obligations set forth in this Section 9; or (iii) the failure of the Trust to cooperate with the Adviser in the filing of affidavits, declarations or applications required to maintain any registrations for the Marks.

     10. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of a Fund (as required by the 1940 Act).

     11. Confidentiality. Subject to the duties of the Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the Trust and the actions of the Adviser and the Funds in respect thereof. In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30) ("Reg. S-P") Adviser will not directly, or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg. S-P, received from the Trust to any person that is not an affiliate of the Trust or the Adviser and provided that any such information disclosed to an affiliate of the Trust shall be under the same limitations of non-disclosure.

     12. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party.

                  (a) If to the Adviser:

                           Fort Pitt Capital Group, Inc.
                           920 Holiday Drive
                           Foster Plaza Eleven
                           Pittsburgh, Pennsylvania 15220
                           Attention: Thomas P. Bellhy
                           Facsimile: (412) 921-2402

                  (b) If to the Trust:

                           Fort Pitt Capital Funds
                           920 Holiday Drive
                           Foster Plaza Eleven
                           Pittsburgh, Pennsylvania 15220
                           Attention: Thomas P. Bellhy
                           Facsimile: (412) 921-2402

     13. Jurisdiction. This Agreement shall be governed by and construed to be in accordance with substantive laws of the Commonwealth of Pennsylvania without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     14.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

     15. Certain Definitions. For the purposes of this Agreement, "interested person," "affiliated person," "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

     16. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                    ADVISER:
                                             FORT PITT CAPITAL GROUP, INC.


                                             By:
                                                ----------------------------
                                             Name:         Douglas W. Kreps
                                             Title:        Managing Director



                                     TRUST:
                                             FORT PITT CAPITAL FUNDS


                                             By:
                                                ----------------------------
                                             Name:         Thomas P. Bellhy
                                             Title:        Chairman of the Board
                                                           of Trustees


                                    EXHIBIT A
                             FORT PITT CAPITAL FUNDS
                          Investment Advisory Agreement


Funds of the Trust                           Advisory Fees
------------------                           -------------



For Each of the Fort Pitt Capital Funds
---------------------------------------

Fort Pitt Capital Total Return Fund             1.00% on all assets






                                             FORT PITT CAPITAL FUNDS


                                             By: _______________________________
                                                      Thomas P. Bellhy
                                                      Chairman of the Board
                                                      of Trustees



                                             FORT PITT CAPITAL GROUP, INC.


                                             By: _______________________________
                                                      Douglas W. Kreps
                                                      Managing Director



                                    EXHIBIT B
                             FORT PITT CAPITAL FUNDS
                          Investment Advisory Agreement

                Service Marks and any United States Service Mark
               Registrations and/or Applications for Service Mark
                 Registrations of Fort Pitt Capital Group, Inc.


                                 to be supplied